SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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                        Date of Report: September 8, 2006
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                        (Date of earliest event reported)

                  Zond Windsystem Partners, Ltd., Series 85-A,
                        a California Limited Partnership
                        --------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                  California               000-51874          77-0081345
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                (State or Other           (Commission       (IRS Employer
         Jurisdiction of Incorporation)   File Number)   Identification No.)

               1221 Lamar Street, Suite 1600, Houston, Texas 77010
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                    (Address of Principal Executive Offices)

                                 (713) 853-0530
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              (Registrant's telephone number, including area code)

                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.
            ------------------------------------------

     As previously reported in the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006 of Zond Windsystem Partners, Ltd., Series 85-A, a California Limited Partnership (the "Partnership"), Enron Wind Systems, LLC ("EWS") and Southern California Edison Company ("SCE") entered into a Settlement Agreement and Release of Claims dated as of August 11, 2006 (the "SCE Settlement Agreement"), pursuant to which, in consideration for the payment by EWS of amounts overpaid by SCE under the Power Purchase Agreement (the "85-B Power Agreement") dated as of June 22, 1984, as amended, between SCE and Zond Windsystem Partners, Ltd., Series 85-B, a California Limited Partnership ("Series 85-B"), plus applicable interest, as agreed between the parties, SCE agreed to release EWS, the Partnership and Series 85-B, among others, from liability associated with such overpayments. The SCE Settlement Agreement was approved by the United States Bankruptcy Court for the Southern District of New York on August 24, 2006. The releases provided by SCE under the Settlement Agreement became effective on September 8, 2006, the date on which date EWS made a payment to SCE of $7 million pursuant to the terms of the Settlement Agreement.

     In 1996, the Partnership informed the Partnership's limited partners that it was reviewing the payments received from SCE in 1996 for energy delivered under the 85-B Power Agreement in the context of the Partnership's and Series 85-B's contractual rights, and due to the apparent uncertainty concerning this issue, the Partnership recognized the difference between the cash received by the Partnership applicable to the Partnership's windsystem under the fixed rate of the 85-B Power Agreement and the avoided cost variable rates during the year ended December 31, 1996 (approximately $0.2 million) as deferred revenue (the "Deferred Energy Revenue"). The Deferred Energy Revenue was segregated from the Partnership's operating cash account, and was not recognized as income. In connection with discussions with SCE, it was further discovered that from January 1996 through June 2006, SCE made capacity payments under the 85-B Power Agreement in the amount of approximately $628,000 in excess of the amounts required to be paid under the 85-B Power Agreement. Of this amount, approximately $39,000 related to and was retained by the Partnership (the "Excess Capacity Revenue"). Prior to September 8, 2006, the Deferred Energy Revenue, related accrued interest, and the Excess Capacity Revenue were classified as deferred revenue in the Partnership's financial statements. Effective September 8, 2006, in conjunction with the releases provided by SCE, as discussed above, this deferred revenue of approximately $0.3 million will be recognized as other income in the Partnership's financial statements.

     There is no assurance that regulators or other governmental authorities will not make certain assertions related to this matter, including that a violation of law has occurred, or take some type of action against the Partnership or others associated with these events. At this time, the Partnership is unable to determine whether, and to what extent, the Partnership has financial exposure related to any such potential claims, assertions or actions, and the Partnership reserves all of its rights and defenses associated therewith. Therefore, the Partnership is unable to predict the ultimate outcome this matter may have on the Partnership's financial position, results of operations or cash flows.

Item 1.02.  Termination of a Material Definitive Agreement.
            ----------------------------------------------

     On September 8, 2006, the Partnership sold substantially all of its assets to AES Tehachapi Wind, LLC ("AES Tehachapi") effective as of August 31, 2006, pursuant to the Purchase and Sale Agreement dated as of April 12, 2006, by and among EWS, ZWHC LLC ("ZWHC"), Series 85-B, the Partnership, AES Tehachapi and SeaWest Holdings, Inc. ("SeaWest"), as amended by the First Amendment to Purchase and Sale Agreement dated as of July 31, 2006, the Second Amendment to Purchase and Sale Agreement dated as of August 31, 2006 (the "Second Amendment to Purchase and Sale Agreement") and the Third Amendment to Purchase and Sale Agreement dated as of September 7, 2006 (the "Third Amendment to Purchase and Sale Agreement") (collectively, the "Purchase Agreement").

     Concurrent with the closing of such transaction, (i) the Partnership and EWS entered into the Termination of Sublease (the "Sublease Termination") effective as of August 31, 2006, terminating the Sublease dated as of August 30, 1990, between EWS and the Partnership, (ii) the Partnership and ZWHC entered into the Termination of Amended and Restated Series A Wind Park Easement Agreement (the "Easement Agreement Termination") effective as of August 31, 2006, terminating the Amended and Restated Series A Wind Park Easement Agreement dated as of March 24, 1986 between the Partnership and ZWHC, (iii) the Partnership and EWS entered into the Termination of Series A Power Transfer Facilities Agreement (the "Transfer Facilities Termination") effective as of August 31, 2006, terminating the Series A Power Transfer Facilities Agreement dated as of September 9, 1985, as amended, between the Partnership and EWS, (iv) the Partnership and EWS entered into the Termination of Windsystem Management Agreement (the "Management Agreement Termination") effective as of August 31, 2006, terminating the Windsystem Management Agreement dated as of September 9, 1985, as amended, between EWS and the Partnership, (v) the Partnership and EWS entered into the Termination of Reservation of Rights Agreement (the "Reservation of Rights Agreement Termination") effective as of August 31, 2006, terminating the Reservation of Rights Agreement dated as of February 15, 2006 between EWS and the Partnership, and (vi) EWS assigned to AES Tehachapi, effective as of August 31, 2006, certain of the rights and obligations of EWS under that certain Windsystem Operation and Maintenance Agreement dated as of April 23, 2003 between EWS and enXco Service Corp. ("enXco") (the "O&M Agreement"), pursuant to which enXco operated and maintained the Partnership's wind turbines and other wind project assets. The Partnership did not incur any early termination penalties in connection with the termination of the foregoing agreements, and neither EWS nor the Partnership incurred any demobilization fees in connection with the assignment of the O&M Agreement.

     Copies of the Sublease Termination, the Easement Agreement Termination, the Transfer Facilities Termination, the Management Agreement Termination and the Reservation of Rights Agreement Termination are attached hereto as Exhibits 10.1 through 10.5, respectively.

Item 2.01.  Completion of Acquisition or Disposition of Assets.
            --------------------------------------------------

     On September 8, 2006, pursuant to the Purchase Agreement, AES Tehachapi purchased, effective as of August 31, 2006, the wind turbines and transmission assets owned by the Partnership and Series 85-B, the real estate interests relating to such projects owned by ZWHC and EWS and the power purchase agreements used in connection with the projects held by EWS. The assets sold by the Partnership pursuant to the Purchase Agreement constituted substantially all of the assets of the Partnership. Pursuant to the terms of the Purchase Agreement, the Partnership, Series 85-B, ZWHC and EWS received an aggregate consideration of $15,312,500. The portion of the purchase price to be allocated to the Partnership has not yet been determined.

     The Partnership is in the process of liquidation. The Partnership anticipates that proceeds received by the Partnership from the sale of substantially all of its assets will not be sufficient to cover the liquidation expenses of the Partnership and pay the Partnership's debts, including the unpaid principal and interest due under the promissory notes issued by the Partnership to EWS (the "Purchase Notes"). At August 31, 2006, approximately $0.6 million of outstanding principal, and $5.3 million of accrued interest in arrears, was due to EWS under the Purchase Notes.

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     In connection with the sale transaction, EWS released its liens and other security interests in the wind turbines and related wind project assets sold by the Partnership to AES Tehachapi. If the Partnership is not able to fully repay the principal and interest accrued under the Purchase Notes prior to the termination and winding-up of the Partnership, the Partnership will realize discharge of indebtedness income for federal income tax purposes. The Partnership's income from the discharge of indebtedness will be allocated to each partner, on a pro rata basis, and reported to each partner on Schedule K-1 for the year in which the discharge of indebtedness takes place. In addition, the Partnership believes that there will be no remaining proceeds from the liquidation of the Partnership's assets available for distribution to the partners.

     Copies of the Second Amendment to Purchase and Sale Agreement and the Third Amendment to Purchase and Sale Agreement are attached hereto as Exhibit 10.5 and
Exhibit 10.7, respectively.

Item 9.01 Financial Statements and Exhibits.
          ---------------------------------

(c) Exhibits.

10.1 Termination of Sublease effective as of August 31, 2006, between Enron Wind Systems, LLC and Zond Windsystem Partners, Ltd. Series 85-A.

10.2 Termination of Amended and Restated Series A Wind Park Easement Agreement effective as of August 31, 2006, between ZWHC, LLC and Zond Windsystem Partners, Ltd. Series 85-A.

10.3 Termination of Series A Power Transfer Facilities Agreement effective as of August 31, 2006, between Enron Wind Systems, LLC and Zond Windsystem Partners, Ltd. Series 85-A.

10.4 Termination of Windsystem Management Agreement effective as of August 31, 2006, between Enron Wind Systems, LLC and Zond Windsystem Partners, Ltd. Series 85-A.

10.5 Termination of Reservation of Rights Agreement effective as of August 31, 2006, between Enron Wind Systems, LLC and Zond Windsystem Partners, Ltd. Series 85-A.

10.6 Second Amendment to Purchase and Sale Agreement (Tehachapi Pass Wind Project) dated as of August 31, 2006 by and among Enron Wind Systems LLC, ZWHC LLC, Zond Windsystem Partners Ltd. Series 85-A, Zond Windsystem Partners Ltd. Series 85-B, AES Tehachapi Wind, LLC and SeaWest Holdings, Inc.

10.7 Third Amendment to Purchase and Sale Agreement (Tehachapi Pass Wind Project) dated as of September 7, 2006 by and among Enron Wind Systems LLC, ZWHC LLC, Zond Windsystem Partners Ltd. Series 85-A, Zond Windsystem Partners Ltd. Series 85-B, AES Tehachapi Wind, LLC and SeaWest Holdings, Inc.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Zond Windsystem Partners, Ltd. Series 85-A,
                                    a California Limited Partnership
                                    By:    Zond Windsystems Management III LLC,
                                           General Partner

Date: September 14, 2006            By:    /s/ Jesse E. Neyman
                                           -----------------------------------
                                    Name:  Jesse E. Neyman
                                    Title: President and Chief Executive
                                           Officer













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